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                                                                    EXHIBIT 16.1





March 10, 2000



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the Change in Accountants' section of Form S-1 of Rivals.com, Inc. and are in agreement with the statements contained in the third and fourth sentences therein. We have no basis to agree or disagree with other statements of the registrant contained in the document.




                                                        /s/ ERNST & YOUNG LLP
                                                        _____________________
                                                        Ernst & Young LLP